Exhibit 10.3
Amendment to the Officer Group Term Replacement Plan
Reference is hereby made to the undersigned’s Officer Group Term Replacement Plan (the “Plan”), as amended February 28, 2020. The parties agree that the Plan is hereby amended as set forth below. All other sections of the Plan shall continue in full force and effect except as expressly amended hereby.
Section 1.11 of the Plan defining the term “Base Annual Salary” is hereby amended to add the following paragraph:
Notwithstanding the forgoing, for participant Francis M. Fetsko, Base Annual Salary shall mean the highest base annual salary in effect for any year in the five (5) year period ending on the earliest of (1) the date of the participant's death; (2) the date of the participant's disability; (3) the date of the participant's retirement, or (4) the date of a change of control.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the last date below.
TOMPKINS FINANCIAL CORPORATION            PARTICIPANT
(f/k/a Tompkins Trustco, Inc.)

By:	/s/ Bonita N. Lindberg	/s/ Francis M. Fetsko
Name:	Bonita N. Lindberg	Francis M. Fetsko
Title:	Senior Vice President, Director of Human Resources
Date:	August 4, 2023